EXHIBIT 10.1

CONSULTING AGREEMENT AND RELEASE OF CLAIMS

This Consulting Agreement and Release of Claims (“Agreement”) is made by and between Insignia Systems, Inc. (“ISI”), 8799 Brooklyn Blvd., Minneapolis, MN 55445 and Alan M. Jones (“I,” “me,” or “my”).

WHEREAS, Company and I mutually agree that my employment with ISI will terminate on the date specified herein; and

WHEREAS, Company and I do not anticipate that there will be any disputes between us or legal claims arising out of my separation from employment, but nevertheless desire to ensure a completely amicable parting and to settle fully and finally any and all differences or claims that might arise out of my employment;

THE PARTIES HEREBY AGREE, in consideration of the foregoing and the following terms, conditions and obligations, as follows:

I.          Definitions. All words used in this Agreement are intended to have their plain meanings in ordinary English. Specific terms in this Agreement have the following meanings:

             A.          “I,” “me,” and “my” include both me (Alan M. Jones) and anyone who has or obtains any legal rights or claims through me.

             B.          “ISI” or “Insignia” means Insignia Systems, Inc. and any related or affiliated business entities in the present or past, including without limitation, its or their predecessors, successors, parents, subsidiaries, affiliates, joint venture partners, and divisions.

             C.          “Company” means ISI; the present and past Board of Directors, shareholders, officers and employees of ISI; ISI’s insurers; and anyone who acted on behalf of ISI or on instructions from ISI.

             D.          “Consulting Services” means services to be rendered by me to Company for a period of nine (9) months from September 30, 2012, as required for the orderly transition of my job duties to Company’s new sales leader, including but not limited to meetings and/or phone calls with prescribed Company personnel; provision of additional Company, customer and other information to Company’s CEO, President and COO, CFO, or their designees as specified by them; or other reasonable services as requested by Company’s CEO, President and COO, CFO or their designees as specified by the them.

             E.          “My Claims” means any and all claims, actions, rights, causes of action and demands, known or unknown, arising at law, in equity, or otherwise, from the beginning of time and continuing through and up to the date on which I sign this Agreement, which I have or may have against the Company, including without limitation:

          1.          all claims arising out of or relating to my employment with ISI or the termination of that employment;

          2.          all claims arising out of or relating to the statements, actions or omissions of the Company;

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          3.          all claims for any actual or alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, the Civil Rights Act of 1991; all federal and state executive orders, including Executive Order 11246; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 and as otherwise amended; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the Genetic Information Nondiscrimination Act; the Minnesota Human Rights Act, the Ohio Fair Employment Practices Act and any applicable local human rights ordinance(s);

          4.          all claims for any actual or alleged violations of the federal Americans with Disabilities Act of 1990 (42 U.S.C. § 1981); the federal Rehabilitation Act of 1973; the federal Family and Medical Leave Act; the federal Fair Labor Standards Act; the federal Employee Retirement Income Security Act (except for any vested claim for benefits under a qualified retirement plan that may be brought pursuant to 502(a)(1)(B) of ERISA), including but not limited to claims under ISI-sponsored severance and termination pay plans, if any; and state and local wage-hour, workers compensation and leave of absence laws and regulations, if any;

          5.          all claims for actual or alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

          6.          all claims for compensation of any kind, including without limitation, salary, wages, bonuses, commissions, stock-based compensation, vacation pay, paid time off, fringe benefits and expense reimbursements;

          7.          all claims for reinstatement or other equitable relief; back pay, front pay, compensatory damages, damages for alleged personal injury, liquidated damages and punitive damages; and

          8.          all claims for attorneys’ fees, costs and interest.

However, My Claims does not include any claims that the law does not allow to be waived or any claims that may arise after the date on which I sign this Agreement.

II.          Termination of Employment and Agreement to Release My Claims.

              A.          My employment with ISI terminated as of the close of business on September 30, 2012, and I hereby acknowledge I have received or will receive payment of my gross base salary through September 30, 2012, less normal tax withholdings. Provided I perform all of my obligations under this Agreement and do not revoke this Agreement within the fifteen-day Revocation Period set forth in Section VII below, I will receive “Special Consideration” from ISI in the form of:

                              i.            nine monthly payments of $20,833 in return for the rendering of the Consulting Services, to be paid monthly beginning October 30, 2012;

                              ii.           payment by Company of 100% of monthly COBRA premiums for health, dental and basic life insurance coverage through June 30, 2013, or the date I am no longer eligible for COBRA coverage under the Company’s health, dental and basic life insurance plans, whichever is earlier;

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                                iii.           three months of outplacement services (which may begin any time after execution and delivery of this Agreement and expiration of the Revocation Period set forth in Section VII herein) up to $10,000 with a firm of my choosing but to be paid directly to the outplacement firm by ISI upon commencement of the services; and

                                iv.          a lump sum payment of $4,500 on September 30, 2012, less normal tax withholdings.

                  B.          My Special Consideration is contingent upon me signing and not revoking this Agreement as provided below. I understand and acknowledge that the Special Consideration is in addition to anything of value that I would be entitled to receive from ISI if I did not sign this Agreement or if I revoked this Agreement.

                  C.          In exchange for the Special Consideration, I give up, settle and release all of My Claims and I agree to abide by this Agreement in all respects. I understand and agree that through this release I am extinguishing all of My Claims occurring up to the date on which I sign this Agreement. The Special Consideration that I am receiving is a fair compromise for my undertakings in this Agreement.

                  D.          Notwithstanding the foregoing, I understand that nothing contained in this Agreement purports to limit any right I may have to file a charge with Equal Employment Opportunity Commission or other administrative agency or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigative agency. This Agreement does, however, waive and release any right to recover monetary damages resulting from such investigation or litigation.

III.          No Admission of Liability. Even though ISI will provide Special Consideration for me to settle and release My Claims and to otherwise abide by this Agreement, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly or acted wrongfully.

IV.          Acknowledgment of Risk of Change in Facts or Law. I acknowledge that the facts and the law material to this Agreement may turn out to be different from or contrary to my present belief, and I assume the risk that such differences may arise. I acknowledge and represent that I have not relied on any representations of the Company or the Company’s counsel in entering into this Agreement. Once the fifteen-day revocation period below has expired, I intend that the release granted herein shall be final, complete, irrevocable and binding in all events and circumstances whatsoever.

V.          Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Agreement. My decision whether to sign this Agreement is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

VI.          Period to Consider this Agreement. I understand and acknowledge that I have 21 days from the day that I receive this Agreement (not counting September 25, 2012, the day upon which I received it), or through October 5, 2012, whichever is later, to consider whether I wish to sign this Agreement. I understand ISI will accept this Agreement and pay to me the Special Consideration as described above if I sign and return this Agreement and if I do not revoke this Agreement as provided below. I understand that if I sign this Agreement on or before October 16, 2012, or choose to forego the advice of legal counsel, I do so freely and knowingly, and I waive any and all further claims that such action or actions would affect the validity of this Agreement. I understand that any changes to this Agreement, whether material or not material, do not restart the period of time I have to consider whether or not to sign this Agreement.

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If I elect not to execute and return this Agreement on or before October 16, 2012, I further understand that the offer contained herein shall terminate and ISI shall be under no obligation to provide the severance compensation and the benefits provided herein.

VII.           My Right to Revoke this Agreement. I understand that I may revoke this Agreement at any time within fifteen (15) days after I sign it, not counting the day upon which I sign it (“Revocation Period”). This Agreement will not become effective or enforceable unless and until the fifteen-day Revocation Period has expired without my revoking it. I understand that if I rescind or revoke this Agreement, all of ISI’s obligations to me under this Agreement will immediately cease and terminate, and ISI will owe me no amounts hereunder. If I do not revoke or rescind this Agreement within said fifteen-day period, I understand that the Company will pay the Special Consideration to me on my termination date or when that fifteen-day period expires, whichever is later.

VIII.          Procedure for Accepting or Revoking this Agreement. To accept the terms of this Agreement, I must deliver the Agreement, after I have signed and dated it, to ISI by hand or by certified mail, return receipt requested, on or before October 16, 2012. To revoke my acceptance, I must deliver a written, signed statement that I revoke my acceptance to ISI by hand or by certified mail within the fifteen-day Revocation Period. All certified mailings and hand deliveries must be made to ISI at the following address:

Attn: Payroll and HR Administrator

Insignia Systems, Inc.

8799 Brooklyn Blvd.

Minneapolis, MN 55445

If I choose to deliver my acceptance or the revocation of my acceptance by mail, it must be:

               1.          postmarked within the period stated above; and

               2.          properly addressed to Attn: Payroll and HR Administrator at the address stated above.

IX.          Non-disparagement. Both Company and I agree not to make negative or disparaging remarks or comments about each other, including, in the case of the Company, about its officers, directors, management, employees, products or services.

X.          Non-interference; Pursuit of Other Employment; Cooperation.

              A.          Non-interference. Recognizing that ISI incurs significant expense in recruiting its personnel and has the right to expect their continued service, I will not interfere with ISI’s relationships with its customers, employees and subcontractors. All contact with the Company (as defined herein) pertaining to Company business, my employment with ISI, the circumstances surrounding my departure or my rendering of the Consulting Services contemplated under this Agreement shall be limited to the President and COO or the CFO, or their designees as and if directed by them. This Section X is not intended to prohibit me from having personal contact with ISI personnel that does not involve any of the foregoing matters of this Section X and that does not constitute violation of any other provision of this Agreement. I hereby further acknowledge and agree that all personal contact with ISI personnel will be conducted in compliance with the provisions of this Agreement.

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I further agree that I will not participate or give assistance in any effort of any other business, including any business that I may own or operate to hire or engage the services of an ISI employee or subcontractor; nor will I encourage any ISI employee or subcontractor to leave the employment or service of ISI. I agree that I will not engage in this form of unfair competition for a period of 12 months after my employment with ISI.

                  B.          Pursuit of Other Employment. Notwithstanding the foregoing, the parties agree that I am free to pursue other employment during the term of this Agreement.

                 C.          Cooperation. In addition, for not less than one (1) year following termination of my employment, I will cooperate with the Company in any matters involving the transition of my responsibilities or other matters involving the business of the Company.

XI.          Confidentiality. I agree that following the termination of my employment, I will keep confidential, and will not use for my benefit or the benefit of any other company or person, confidential ISI business information (“Confidential Information”), including but not limited to the identity of ISI customers and prospective customers and their requirements for in-store advertising or other in-store signage services provided by ISI; product designs and manufacturing or production methods; processes and techniques; existing or planned product or service offerings; information related to ISI projects, business, strategy, sales or marketing plans or proposals; consumer packaged goods (CPG) manufacturer, other customer and/or retailer information; software codes and computer programs and other technical information or data; customer lists; price information and cost information; CPG, retail and other contract information or information relating to Company contracts; financial and administrative techniques or documents or any similar information that is either designated by the Company as “Confidential” or similarly identified or, if not designated as “Confidential,” is of a nature that would normally be considered confidential in a business setting, regardless of whether it is in the form of hard copies, electronic copies or any other form in which exists; salary and other ISI personnel information; and Company financial information. I recognize that the Company has furnished any information of this type to me in confidence on the understanding that I would not disclose any such Confidential Information or use it for the advantage of myself or anyone other than ISI.

If such Confidential Information or property is not on company premises, I agree that I must make arrangements to return such property and to return all Confidential Information as outlined in Section XIII below prior to receipt of any of the benefits outlined above, unless the Company is required by law to make such payments. Regardless as to the Company’s obligation to make wage payments or other legal obligations related to benefits, I agree that I will arrange to return all company property and Confidential Information in my possession.

XII.          Return of Property. I agree that I will not retain any copies of Company property or documents. I agree that this obligation is ongoing and that if I subsequently discover any additional company property that I will promptly return it to ISI. I represent that I have delivered and returned to the Company (and have not destroyed) (a) all materials of any kind in my possession (or under my control) incorporating Confidential Information (as such term is defined in any applicable agreement between me and the Company) or otherwise relating to the Company’s business (including but not limited to all such materials and/or information stored on any computer or other storage device owned or used by me), and (b) all Company property in my possession (or under my control), including (but not limited to) computers, computer software applications, cellular telephones, pagers, credit cards, keys, records, files, manuals, books, forms, documents, letters, memoranda, data, tables, photographs, video tapes, audio tapes, computer disks and other computer storage media, all materials that include trade secrets, and all copies, summaries or notes of any of the foregoing.

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XIII.          Assignment; No Other Promises or Representations.

                  A.          Assignment. It is intended that, in the event of a change in control of the Company, the Company shall make good faith efforts to assign this Agreement to the acquiring company or Company’s successor in interest and to obtain the successor company’s agreement to meet the obligations of this Agreement.

                  B.          No Other Promises or Representations. I agree that no promise or representation, other than the promises and representations expressly contained in this Agreement, has been made to me by the Company with regard to my separation from employment with the Company.

XIV.          Interpretation of this Agreement. This Agreement should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company and to otherwise fulfill my obligations under this Agreement. If any provision of this Agreement is found to be illegal and/or unenforceable, such provision shall be severed and modified to the extent necessary to make it enforceable; and as so severed or modified, the remainder of this Agreement shall remain in full force and effect and enforceable with respect to the release of all the remainder of My Claims.

XV.          Voluntary Release. I have read this Agreement carefully. I understand all of its terms. In signing this Agreement, I have not relied on any statements or explanations made by the Company except as specifically set forth in this Agreement. I am voluntarily releasing My Claims against the Company without coercion, duress or reliance on any representations by any ISI employee, agent or attorney and I am voluntarily undertaking my other obligations under this Agreement without coercion, duress or reliance on any representations by any ISI employee, agent or attorney. I intend this Agreement to be legally binding.

XVI.          Non-Disclosure of this Agreement. The parties agree that the terms of this Agreement are confidential except for disclosures by the Company as required by law or regulation, including but not limited to securities, tax and accounting laws or regulations. I agree that I will not, directly or indirectly, disclose any of the terms of this Agreement to anyone other than my immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law (for example, by subpoena or other compulsory legal process).

XVII.         Governing Law; Jurisdiction and Venue. This Agreement is governed by and shall be construed in accordance with the laws of the State of Minnesota and any dispute related thereto shall be exclusively venued in the state courts of Minnesota located in Hennepin County, Minnesota. In the event litigation results involving this Agreement, the unsuccessful party agrees to pay the prevailing party’s reasonable attorneys’ fees and costs.

XVIII.        Other Agreements. I understand that this Consulting Agreement and Release of Claims and the employee benefit plans of the Company in which I am a participant contain all of the agreements between the Company and me. These agreements supersede all other written and oral agreements we may have. Any additions or changes to this Agreement must be in writing and signed by both parties.

XIX.          Termination. I agree that if I breach any provision of Sections IX, X, XI, XII, or XVI, Company has the right to terminate this Agreement immediately without further obligation to make payments for Consulting Services under this Agreement.

XX.          Survival. I understand that the provisions of this Agreement, by their nature and content, must survive the completion, rescission, termination or expiration of this Agreement in order to achieve the fundamental purposes of this Agreement (including but not limited to the provisions of paragraphs II.C, IX, X, XI, XII and XVI of this Agreement) will survive the termination of my employment and the termination, for any reason, of this Agreement.

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XXI.          Release as Evidence. I understand and agree that in the event that any claim, suit or action shall be commenced by me against ISI, including, but not limited to, claims, suits or actions relating to my employment with ISI through this date, this Agreement shall constitute a complete defense to any such claims, suits or actions so instituted.

Alan M. Jones		Insignia Systems, Inc.
		By:	/s/ Glen P. Dall
/s/ Alan M. Jones		Title:	President and COO
Date signed:	September 27, 2012	Date signed:	October 1, 2012

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